UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 9, 2011

KBS REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant specified in its charter)

Maryland	000-52606	20-2985918
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number, including area code:   (949) 417-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

             On August 22, 2008, KBS Real Estate Investment Trust, Inc. (the “Company”), through an indirect wholly owned subsidiary, acquired a senior mezzanine loan with a face amount of $500,000,000 (the “GKK Mezzanine Loan”). The GKK Mezzanine Loan was used to finance a portion of Gramercy Capital Corp.’s (“Gramercy”) acquisition of American Financial Realty Trust (“AFR”) that closed on April 1, 2008. The borrowers under the GKK Mezzanine Loan are (i) the wholly owned subsidiary of Gramercy formed to own 100% of the equity interests in AFR (“AFR Owner”), (ii) AFR and (iii) certain subsidiaries of AFR that directly or indirectly own equity interests in the entities that own the AFR portfolio of properties (collectively, AFR Owner, AFR and these subsidiaries are the “GKK Borrower”).

             In connection with the Company’s acquisition of the GKK Mezzanine Loan, on August 28, 2008, the Company granted participation interests in the GKK Mezzanine Loan (the “Participation Interests”) to two indirect wholly owned subsidiaries (collectively, the “KBS Borrowers”). Concurrently with the KBS Borrowers’ obtaining the Participation Interests, they entered into repurchase agreements with Goldman Sachs Mortgage Company (“Goldman”) and Citigroup Financial Products Inc. (“Citigroup” and, together with Goldman, the “Lenders”) (collectively, the “Repurchase Agreements”). Together, the Repurchase Agreements are secured by the KBS Borrowers’ entire ownership interest in the Participation Interests.

             As of March 9, 2011, the outstanding principal balance of the GKK Mezzanine Loan was $456.8 million. As of March 9, 2011, the Goldman Repurchase Agreement had an outstanding principal balance of $152.4 million and the Citigroup Repurchase Agreement had an outstanding principal balance of $118.5 million. Prior to the extensions discussed below, the maturity date of the GKK Mezzanine Loan was March 11, 2011 and the maturity dates of the Repurchase Agreements were March 9, 2011.

Extension of GKK Mezzanine Loan

             On March 11, 2011 and on March 13, 2011, the GKK Borrower and the Company, through wholly owned subsidiaries (the “KBS Lenders”), entered into agreements (the “GKK Extension Agreements”) to extend the maturity date of the GKK Mezzanine Loan to April 15, 2011. Goldman, Citicorp North America, Inc. (“Citicorp”), SL Green Realty Corp. (“SL Green”) (Goldman, Citicorp and SL Green are, together, the “Mortgage Lenders” and the “Junior Mezzanine Lenders”), Gramercy and certain subsidiaries of Gramercy were also parties to the GKK Extension Agreements, and the GKK Extension Agreements also extended the maturity date of the mortgage loan (the “Mortgage Loan”) and the maturity date of the junior mezzanine loan (the “Junior Mezzanine Loan”) related to Gramercy’s realty portfolio to April 15, 2011.

             As part of the GKK Extension Agreements, Gramercy agreed to pay Goldman and Citicorp $3,500,000 in the aggregate on March 14, 2011 for amounts that may be due and payable under the GKK Mezzanine Loan, the Mortgage Loan and the Junior Mezzanine Loan and for costs and expenses the GKK Borrower or the borrowers under the Mortgage Loan or Junior Mezzanine Loan are otherwise responsible to pay. The GKK Extension Agreements provide that as of March 12, 2011 interest will accrue on the GKK Mezzanine Loan at a rate equal to the greater of the Prime Rate plus 1% or one-month LIBOR plus 9.2%. Notwithstanding anything contained in the agreements to the contrary, in the event that the GKK Borrower or the borrowers under the Mortgage Loan or Junior Mezzanine Loan fail to pay invoices related to the Gramercy realty portfolio and the related assets when such invoices become due, then the KBS Lenders, the Mortgage Lenders and the Junior Mezzanine Lenders may give notice, at their discretion, that a termination event has occurred under the GKK Extension Agreements and, upon such notice, the maturity date under the GKK Mezzanine Loan, the Mortgage Loan and the Junior Mezzanine Loan shall be deemed to have occurred.

Extension of Repurchase Agreements Secured by GKK Mezzanine Loan

             On March 9, 2011 and March 13, 2011, the KBS Borrowers and the Lenders entered into agreements (the “Repurchase Extension Agreements”) to extend the maturity dates of each Repurchase Agreement to April 8, 2011 and, upon the satisfaction of certain conditions in the GKK Extension Agreements, to April 22, 2011 (as applicable, April 8, 2011 and April 22, 2011 shall be the “Extension Period.”). As part of the Repurchase Extension Agreements, the KBS Borrowers paid $5,000,000 in the aggregate to the Lenders and agreed to pay an additional $5,000,000 in the aggregate to the Lenders on or before March 23, 2011. Of the initial $5,000,000 paid to the Lenders, approximately $4,073,000 will be used for the reduction of the principal balance under the Repurchase Agreements.

             Under the terms of the Repurchase Extension Agreements, the KBS Borrowers and the Lenders generally agreed not to exercise any rights under the GKK Mezzanine Loan agreements without the others’ prior written consent, except the Lenders have the right to exercise the KBS Borrowers’ voting and consent rights (without the KBS Borrowers’ consent) in the event of any bankruptcy, act of insolvency or similar proceeding with respect to the GKK Borrower under the GKK Mezzanine Loan or any borrower under the Mortgage Loan or the Junior Mezzanine Loan, or should any action occur with respect to which the Lenders, in their sole determination, deem it necessary or advisable to avoid or otherwise address an actual or potential material adverse effect on the value of the real estate assets owned by the subsidiaries of the GKK Borrower under the GKK Mezzanine Loan. Additionally, to the extent the KBS Borrowers or any of their affiliates acquire the equity in the GKK Borrower or any of its subsidiaries, or acquire any rights to exercise any vote or action in connection with such equity, the KBS Borrowers agreed not to exercise such rights without the Lenders’ prior written consent. The KBS Borrowers further agreed that any proceeds from the GKK Mezzanine Loan, including the equity in the GKK Borrower or any of its subsidiaries, shall be delivered to the Lenders as additional collateral under the Repurchase Agreements. From and after March 9, 2011, certain amounts owed by the KBS Borrowers to the Lenders under the Repurchase Agreements will accrue interest at an annual rate equal to the Federal Funds Rate plus 450 basis points. The KBS Borrowers will pay to the Lenders all amounts received by the KBS Borrowers under the GKK Mezzanine Loan in excess of interest payments.

             The purposes of the GKK Extension Agreements are to consider proposals regarding long-term extensions of the loans and to explore strategic alternatives with respect to the investment. The Repurchase Extension Agreements were granted in anticipation of negotiations during the extension period among the parties regarding possible two-year extensions of the Repurchase Agreements. The possible two-year extensions would be conditioned on the KBS Borrowers paying the Lenders approximately $130 million (reduced by the payments made by the KBS Borrowers under the Repurchase Extension Agreement). A portion of these payments would be used to pay costs and expenses and the remainder of these payments would be used to repay the outstanding principal balance under the Repurchase Agreements. The Company can give no assurance as to the outcome of any of these negotiations. For a discussion of the risks related the GKK Mezzanine Loan and the Repurchase Agreements see the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q, filed with the Securities and Exchange Commission.

ITEM 2.03   CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT

             The information required by Item 2.03 is included herein under Item 1.01 at “Extension of Repurchase Agreements Secured by GKK Mezzanine Loan” and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST, INC.

Dated: March 15, 2011	BY:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chairman of the Board,
Chief Executive Officer and Director